Exhibit 10.1

ADVANSIX INC.
NONCOMPETE AGREEMENT FOR SENIOR
EXECUTIVES
In consideration of benefits more fully described in my employment offer letter with AdvanSix Inc. (“AdvanSix”) dated _________, my employment, continued employment, compensation and the equipment, materials, facilities and the Trade Secrets, Proprietary and Confidential Information supplied to me, I agree to the following:
1. Noncompetition. I acknowledge that during my employment with AdvanSix, I have and will become familiar with Trade Secrets, Proprietary and Confidential Information concerning AdvanSix, its businesses and employees, including but not limited to, business methods, business systems, strategic plans, plans for acquisition or disposition of products, expansion plans, financial status and plans, financial data, customer lists and data, and personnel information. I understand and agree that as part of my continued employment with AdvanSix, I will continue to have access to and receive Trade Secrets, Proprietary and Confidential Information concerning AdvanSix. I further acknowledge that AdvanSix operates in a very competitive business environment and my services are and will be of special, unique and extraordinary value to AdvanSix. I further acknowledge that I have been given and will continue to be given access to, and develop relationships with, customers of the Company at the time and expense of the Company and have and will continue to receive training, experience and expertise from AdvanSix that make my services of special, unique and extraordinary value to AdvanSix. I further acknowledge and agree that I will not, directly or indirectly, at any time during or after my employment with AdvanSix, disclose, disseminate, make available or use AdvanSix’s Trade Secrets, Proprietary and Confidential Information unless in the direct performance of my AdvanSix job.
I agree that, during my employment and for a period of two (2) years following my Termination of Employment with AdvanSix for any reason, I will not become employed by, perform services for, or otherwise become associated with (as an employee, officer, director, principal, agent, manager, partner, co-partner or consultant or any other individual or representative role) a Competing Business (as defined below). This restriction shall apply to any Competing Business that conducts business in the same or substantially similar geographic area in which any AdvanSix business, for which I was employed or performed services in a job during the Look Back Period, conducts business or plans to conduct business as of my Termination of Employment.
I acknowledge (i) that AdvanSix’s business is conducted throughout the United States and around the world, (ii) notwithstanding the state of incorporation or principal office of AdvanSix, it is expected that AdvanSix will have business activities and have valuable business relationships within its industry throughout the United States and around the world, and (iii) as part of my responsibilities, I may be conducting business throughout the United States and around the world in furtherance of AdvanSix’s business and its relationships.
A “Competing Business” shall mean any business, person, entity or group of business entities, regardless of whether organized as a corporation, partnership (general or limited), joint venture, association or other organization, that (i) conducts or is planning to conduct a business similar to and/or in competition with any business conducted or planned by any AdvanSix business for which I: had knowledge of operations over the Look Back Period, or designs, develops, produces, offers for sale or sells a product or service that can be used as a substitute for, or is generally intended to satisfy the same customer needs for, any one or more products or services designed, developed, manufactured, produced or offered for sale or sold by any AdvanSix business for which I was employed or performed services, or had knowledge of operations during the Look Back Period. I acknowledge that I will be deemed to have knowledge of a business if I received, was in possession of or otherwise had access to Trade Secrets, Proprietary and Confidential Information regarding such business. For purposes of illustration only, I acknowledge and understand that each of the corporations or entities (and any related entities, subsidiaries, affiliates or successors) set forth on the Addendum attached hereto is a Competing Business as of the date hereof. I further acknowledge and agree that the Addendum attached hereto is not an exhaustive list and is not intended to include all current or future AdvanSix competitors, which I acknowledge may include other persons or entities in the future. I further acknowledge and understand that if I have any questions about whether any prior AdvanSix position which I have held over the last two years is subject to this agreement, I should contact my Human Resource representative.
AdvanSix recognizes that some businesses, persons, entities, or group of businesses that are Competing Businesses as defined above may also have lines of business or parts of their business that do not compete with AdvanSix as defined above, and the restrictions contained herein are not intended to include such lines of business or parts of their businesses. I understand and agree that if I intend to become employed by, perform services for, or otherwise become associated with (as an employee, officer, director, principal, agent, manager, partner, co-partner or consultant or any other individual or representative role) a

Competing Business as defined above, it is presumed that the restriction contained herein applies. I further understand and agree that if I do not believe the restriction contained herein should apply, I must demonstrate to AdvanSix that I will only be employed by, perform services for, or otherwise become associated with (as an employee, officer, director, principal, agent, manager, partner, co-partner or consultant or any other individual or representative role) a line of business in, or part of, a Competing Business that does not compete with AdvanSix as defined above.
2. Reasonableness of Restrictions and Validity. I agree that the terms of this Agreement are reasonable and do not impose a greater restraint than necessary to protect AdvanSix’s legitimate protectable business interests, including the protection of its Trade Secrets, Proprietary and Confidential Information. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent legally-permissible. Accordingly, if any particular provision(s) of this Agreement shall be adjudicated to be overbroad, invalid or unenforceable, the court may modify or sever such provision(s), such modification or deletion to apply only with respect to the operation of such provision(s) in the particular jurisdiction in which such adjudication is made. In addition, if any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with the applicable law as it shall then appear. The remaining provisions of this Agreement shall remain in full force and effect. I also agree that the parties shall request that a court of competent jurisdiction not invalidate or ignore the terms of this Agreement, but instead honor this provision by reforming or modifying any overbroad or otherwise invalid terms to the extent necessary to render the terms valid and enforceable and then enforcing the Agreement as so reformed or modified.
3. Remedies. I acknowledge that a remedy at law for any breach or threatened breach of the provisions of this Agreement would be inadequate and therefore agree that AdvanSix shall be entitled to injunctive relief in case of any such breach or threatened breach. I acknowledge and agree AdvanSix may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement, and that money damages would not be an adequate remedy for any breach of the provisions of this Agreement. I acknowledge and agree that a violation of this Agreement would cause irreparable harm to AdvanSix, and I covenant that I will not assert in any proceeding that a violation or further violation of this Agreement: (i) will not result in irreparable harm to AdvanSix; or (ii) could be remedied adequately at law. AdvanSix’s right to injunctive relief shall be cumulative and in addition to any other remedies available at law or equity. In the event that a court determines that I have breached or threatened to breach this Agreement, I agree to reimburse AdvanSix for all attorneys’ fees and costs incurred in enforcing the terms of this Agreement. However, nothing contained herein shall be construed as prohibiting AdvanSix from pursuing any other remedies available for any such breach or threatened breach against me or my new employer, which may also include, but not be limited to, contract damages, lost profits and punitive damages.
4. Harm and Injunctive Relief. I agree and acknowledge that the restrictions contained in this Agreement do not preclude me from earning a livelihood, nor do they unreasonably impose limitations on my ability to earn a living. I further agree and acknowledge that the potential harm to AdvanSix of the non-enforcement of this Agreement outweighs any potential harm to me from its enforcement by injunction or otherwise. I acknowledge that I have carefully read this Agreement and have given careful consideration to the restraints imposed upon me by this Agreement, and am in full accord as to their necessity for the reasonable and proper protection of AdvanSix’s legitimate protectable business interests, including the protection of its Trade Secrets, Proprietary and Confidential Information. I agree and acknowledge that I have been provided adequate and reasonable consideration in exchange for the obligations under this Agreement, including employment or continued employment by AdvanSix, goodwill, access or continued access to AdvanSix’s Trade Secrets, Proprietary and Confidential Information, access or continued access to customers, and additional good and valuable consideration, including the Annual Equity Grant. I expressly acknowledge and agree that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, duration and geographical scope.
5. Binding Agreement, Amendment, Successors. I acknowledge that the provisions of this Agreement are in addition to, and in no way intended to limit, restrict or narrow any prior or existing employment or other agreement with AdvanSix. This Agreement does not replace or supersede any prior or existing employment or other agreement with AdvanSix, but rather, shall be read in conjunction with such prior or existing agreements and shall be interpreted in a manner to provide AdvanSix the maximum protection provided by all agreements I have with AdvanSix. The terms of the restriction in Paragraph 1 and the other terms in this Agreement are to be read consistent with the terms of any other noncompete or other agreements that I have executed with AdvanSix; provided, however, to the extent there is a conflict between/among such agreements, such agreements shall be construed as providing the broadest possible protections to AdvanSix, even if such construction would require provisions of more than one such agreement to be given effect. No waiver of this Agreement will be effective unless it is in writing and signed by AdvanSix’s Senior Vice President and Chief Human Resources Officer or his/her designee. This Agreement may not be superseded or amended by any other agreement between myself and AdvanSix unless such agreement specifically and expressly states that it is intended to supersede this Agreement and is executed by AdvanSix’s Senior Vice President and Chief Human Resources Officer or his/her designee. This Agreement binds my heirs, executors, administrators, legal representatives and assigns and inures to the benefit of AdvanSix and its successors and assigns.

6. Effectiveness of Agreement. This Agreement becomes effective when I sign it, the obligations under it continue throughout the entire period of time I am employed by AdvanSix, without regard to the business within AdvanSix with which I am associated and these obligations will continue after, and survive, the end of my employment with AdvanSix. The executed copy of this Agreement should be returned by mailing or emailing a signed copy of the Agreement to: AdvanSix Inc., 300 Kimball Drive, Suite 101, Parsippany, NJ 07054.
7. Notice to Future Employers. For the period of two (2) years immediately following the end of my employment with AdvanSix, I will inform each new employer, prior to accepting employment, of the existence of this Agreement and provide that employer with a copy of it. AdvanSix has the right to inform any future employer of the existence of this Agreement and to provide any future employers with a copy of it.
8. Governing Law and Venue. This agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to its principles of conflicts of law. I hereby consent to the exclusive jurisdiction and venue in the federal and state courts of the State of New Jersey, Morris County, for the resolution of all disputes arising under, or relating to, this Agreement.
9. Additional Definitions.
          “AdvanSix” collectively identifies AdvanSix Inc., a Delaware corporation having a place of business at 300 Kimball Drive, Suite 101, Parsippany, NJ 07054, its predecessors, designees and successors and its past, present and future operating companies, divisions, subsidiaries, affiliates and other business units, including businesses acquired by purchase of assets, stock, merger or otherwise.
          “Look Back Period” means the two (2) year period ending on the date of my Termination of Employment.
          “Trade Secrets, Proprietary and Confidential Information” means information which is not generally known in the industry in which AdvanSix is engaged, which may be disclosed to me or which I may learn, observe, discover or otherwise acquire during, or as a result of, my employment by AdvanSix and which includes, without limitation, any information, whether patentable, patented or not, relating to any existing or contemplated products, inventions, services, technology, ideas, concepts, designs, patterns, processes, compounds, formulae, programs, devices, tools, compilations of information, methods, techniques, and including information relating to any research, development, manufacture, purchasing, engineering, know-how, business plans, sales or market methods, methods of doing business, business systems, strategic plans, plans for acquisition or disposition of products, expansion plans, financial status and plans, financial data, personnel information, customer lists or data, customer usages or requirements, or supplier information, which is owned or licensed by AdvanSix or held by AdvanSix in confidence.
“Termination of Employment” means any separation from employment with AdvanSix regardless of the reason, including any and all voluntary and involuntary reasons for termination. The termination date for purposes of this Agreement shall be the last day I actively perform services for AdvanSix.
10. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of this Agreement.
I have carefully read this Agreement. I understand and accept its terms. I understand and agree that I will continue to be bound by the provisions of this Agreement after my employment with AdvanSix has ended.

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